UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

MiniMed Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43183	33-3985981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18000 Devonshire St.

Northridge, CA 91325

(Address of principal executive offices) (Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	MMED	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

On October 15, 2026, the previously announced exchange offer (the “Exchange Offer”) of up to an aggregate of 252,813,348 newly issued shares of common stock of MiniMed Group, Inc. (“MiniMed” or the “Company”) in exchange for outstanding ordinary shares of Medtronic plc (“Medtronic”) was completed. The Exchange Offer is described in a registration statement on Form S-4 (File No. 333-298914) originally filed by MiniMed with the Securities and Exchange Commission (the “SEC”) on September 14, 2026, including in a final prospectus filed by MiniMed with the SEC on October 5, 2026.

According to the final results announced by Medtronic, Medtronic accepted an aggregate of 55,032,401 Medtronic ordinary shares from its shareholders in the Exchange Offer in exchange for 252,813,348 shares of MiniMed common stock. As a result, Medtronic no longer owns any shares of common stock of MiniMed.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

In connection with the completion of the Exchange Offer, Linnea Burman, Scott Cundy, Laura Mauri, and Matthew R. Walter each resigned from MiniMed’s Board of Directors (the “Board”), effective October 15, 2026 (the “Resignations”). None of the Resignations are the result of any disagreement with management or the Board related to MiniMed’s operations, policies or practices.

Director Appointment

In connection with the Resignations, on October 15, 2026, the Board decreased the size of the Board from 11 to eight and appointed Amy Bricker to serve as a director of the Board to fill the resulting vacancy, effective October 15, 2026.

Ms. Bricker will serve as a Class II director whose term expires at the 2027 annual meeting of stockholders and will be a member of the Board’s Nominating and Corporate Governance Committee.

Ms. Bricker currently serves as Executive Vice President, Chief Enterprise Pharmacy Officer of Walgreen Co., a role she has held since 2025. Prior to joining Walgreen Co., Ms. Bricker was employed at different healthcare organizations, including CVS Health Corporation (NYSE: CVS) from 2023 to 2024, and Express Scripts (NYSE: CI) from 2010 to 2023, including as President from 2020 to 2023. Ms. Bricker holds a B.S. from the University of Health Sciences and Pharmacy in St. Louis.

The Board has determined that Ms. Bricker is “independent” in accordance with the rules of The Nasdaq Stock Market LLC, the SEC, and MiniMed’s corporate governance guidelines. Ms. Bricker does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no arrangement or understanding pursuant to which she was selected as a director of the Board.

On October 15, 2026, the Board amended the MiniMed Group, Inc. Non-Employee Director Compensation Policy (the “Amended Director Compensation Policy”), to provide for a pro-rated annual grant of restricted stock units to individuals who become non-employee directors of the Company between annual shareholder meetings (whether pursuant to their appointment as a director who is not an employee of the Company, its subsidiaries or affiliates or due to a director ceasing to be an employee of the Company, its subsidiaries or affiliates). The foregoing description of the Amended Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Director Compensation Policy, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 30, 2026.

Ms. Bricker’s compensation for service as a director will be consistent with the compensation paid to other non-employee directors of MiniMed as described in the Amended Director Compensation Policy.

Item 7.01	Regulation FD Disclosure.

On October 15, 2026, MiniMed issued a press release announcing the completion of the Exchange Offer. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated October 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MiniMed Group, Inc.

Date: October 16, 2026	By:	/s/ Bryan F. Kelly
	Name:	Bryan F. Kelly
	Title:	Senior Counsel, Securities & Corporate Governance, Assistant Corporate Secretary